                              CONSORTIUM AGREEMENT

    CONSORTIUM AGREEMENT effective this   day of            , 1998 by and
between BECKMAN COULTER, INC., a Delaware corporation, having a place of business at 4300 North Harbor Boulevard, Fullerton, California 92834-3100
("BCI") and AFFYMETRIX, INC., a             corporation, having a place of
business at 3380 Central Expressway, Santa Clara, California 95051
("Affymetrix").

                                R E C I T A L S

  I. Affymetrix is in the business of developing, manufacturing and selling Array Chips (as that term is hereinafter defined), and has proprietary technology and intellectual property relative to the making and using of Array Chips and instruments for using and reading Array Chips.

 II. BCI is in the business of developing, manufacturing and selling automated instruments systems for the bioresearch and human clinical diagnostic markets. BCI has developed technology relating to the manufacture of Array Chips and has access to proprietary chemistry used in the preparation of oligomers. BCI also has proprietary technology which can be applied to automating processes which use Array Chips.

 III. The parties agree to cooperate, each with the other, to develop Array Chips and systems for using Array Chips, to accelerate market acceptance, uses and applications of Array Chips and to develop and commercialize Array Chip products, processes and systems.

    NOW THEREFORE in consideration of the mutual undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                 ARTICLE 1.0  INTENT OF PARTIES AND DEFINITION

    The intent of the parties is to cooperate to accelerate market acceptance, applicability and use of Array Chips in the bioresearch and diagnostics markets. To this end, the parties will enter and execute the various agreements and relationships contemplated by this Agreement and use their individual strengths, collectively, to jointly develop individual arrays, and instruments and systems for processing and using arrays. This Agreement shall be construed in accordance with this intent.

    For purposes of this Agreement the term "Array Chip" shall mean a series of polynucleotides arranged in an array on a substrate to perform quantitative or qualitative analyses.

              ARTICLE 2.0  RESEARCH AND DEVELOPMENT OF ARRAY CHIPS

    AFFYMETRIX RESEARCH ON BEHALF OF BCI--Affymetrix shall, in accordance with attached Exhibit A, perform Five Million Dollars ($5,000,000) in contract research and development services for and under the direction of BCI on Array Chip technology and products of interest to BCI.

           ARTICLE 3.0  SYSTEMS FOR USING AND PROCESSING ARRAY CHIPS;
                             COMMERCIAL COOPERATION

 3.1 IMMEDIATE OBJECTIVES--Affymetrix shall, within       (   ) days of the
     signing of this Agreement complete and implement the design modifications of the scanners and other instruments and systems it currently sells for use with Array Chips to efficiently and effectively interact with BCI's
     [            ].(1)

------------------------

(1) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

 3.2 LONG TERM OBJECTIVES--Subject to Paragraph 3.4, Affymetrix, for its part, agrees that it will use reasonable commercial efforts consistent with commercial opportunity to assure any scanners, instruments and systems it hereafter sells and promotes during the ten (10) years following the effective date of this Agreement will, at the time of first commercial sale, be configured and adapted to efficiently and effectively interact with BCI's then current laboratory information and management system. BCI, for its part, agrees during the aforesaid term to keep Affymetrix informed of its developments in laboratory information and management systems and of the modifications required in Affymetrix' scanners, instruments and systems to facilitate use with BCI's laboratory information and management systems.

 3.3 BCI AS A PREFERRED SYSTEM PROVIDER--Subject to Paragraph 3.4, Affymetrix shall, during the ten (10) years following the effective date of this Agreement use commercially reasonable efforts to actively promote BCI, with Affymetrix' customers, as the preferred source for systems integration and laboratory information and management systems and products. Included within such promotion, by way of example only and not limitation, shall be (a) Affymetrix, at least once each calendar quarter, providing to BCI, a list of customers to whom it has sold an Affymetrix scanner or instrument or similar system for using or processing Array Chips in the preceding three
     (3) months, such list to include the name and address of the customer, the identity of a key contact and the type or model of Affymetrix scanner, instrument or system sold; the foregoing information shall only be used by BCI to promote the sale of its laboratory information and management systems, products and services; (b) semi-annual meetings between the relevant marketing and sales management of Affymetrix and BCI to develop, execute and administer co-marketing and promotional plans for Array Chips; scanners, instruments and systems which use and process Array Chips; systems which automate processing of Array Chips; and, market opportunities, uses and applications for Array Chips; and, (c) each party (a "first party") permitting the other party (a "second party") to use the first party's trademarks and depictions of its products in marketing and promotional literature; such second party literature to be subject to the first party's review and approval, not to be unreasonably, withheld or delayed, prior to release by such second party.

 3.4 The ten (10) year term for cooperation and collaboration in Paragraphs 3.2 and 3.3 shall be extended thereafter, from year to year, unless either party provides written notice to the other party at least ninety (90) days prior to the expiration of the ten (10) year term or any anniversary thereof, of its intention to terminate such cooperation.

              ARTICLE 4.0  ARRAY CHIP MANUFACTURE AND DISTRIBUTION

    Affymetrix and BCI will enter the agreement attached hereto as Exhibit B for the OEM manufacture by Affymetrix and the sale by BCI of Array Chips for use on instruments and systems manufactured or distributed by BCI.

                 ARTICLE 5.0  EXCHANGE OF INTELLECTUAL PROPERTY

 5.1 BCI LICENSE TO AFFYMETRIX--BCI and Affymetrix shall enter into the license agreement attached hereto as Exhibit C for the license by BCI to Affymetrix of the BCI Array Chip making technology and intellectual property set forth in Exhibit C.

 5.2 AFFYMETRIX LICENSE TO BCI--BCI and Affymetrix shall enter into the license agreement attached hereto as Exhibit D for the license by Affymetrix to BCI of the Affymetrix Array Chip making and using technology and intellectual property.

 5.3 COOPERATION TO OBTAIN LICENSE UNDER SOUTHERN PATENTS--BCI agrees to and shall, promptly after the signing of this Agreement, make a written request to Oxford Gene Technology ("OGT"), in accordance with Section 9.2 of that certain Patent License Agreement between Beckman Instruments, Inc. and Isis Innovation Limited, to grant Affymetrix a non-exclusive, world-wide license under U.S. Patents 5,436,327 and 5,700,637 and each of their foreign counterparts (the "Southern Patents") on reasonable terms and conditions. BCI further agrees to use commercially reasonable efforts to require OGT to comply with its obligations under such Section. For purposes of this Paragraph 4.3 it is understood that commercially reasonable efforts does not require litigation or the bringing of a lawsuit by BCI. If the foregoing BCI efforts do not result in the grant of a license to Affymetrix
     under the Southern Patents [            ](2) from the date of the BCI
     letter to OGT then the parties agree to consult and cooperate with each other to explore alternatives available to effectuate the intent of this Paragraph and to further the goals of the parties to commercialize Array Chips.

 5.4 PAYMENT TO BCI--Affymetrix shall, not later than five (5) business days after obtaining the license under the Southern Patents from OGT, or any successor in interest, pay to BCI the sum of Five Million Dollars ($5,000,000).

                    ARTICLE 6.0  EXCLUSIVITY ON BCI SYSTEMS

    Affymetrix will not knowingly, after exercising due caution, care and diligence, and undertaking reasonable inquiry, sell any of its Array Chips to an end user who will use such Array Chips on an instrument, system or device manufactured or distributed by BCI. Similarly, Affymetrix will proactively and regularly inform each of its dealers and distributors of Affymetrix Array Chips that such Array Chips should not be sold to end users who will use such Array Chips on an instrument, system or device manufactured or distributed by BCI. For the avoidance of doubt, BCI's instruments, systems and devices, as those terms are used in this Article 6.0 does not include SAMI? or SILAS? products or services.

           ARTICLE 7.0  ADDITION OF HEWLETT PACKARD TO THE CONSORTIUM

    It is the express intention of the parties to enter into good faith negotiations with Hewlett Packard Company ("HP") to make HP part of this Agreement. The execution of this intention is subject to the following understandings: (a) HP will OEM manufacture Array Chips for Affymetrix and BCI on reasonable terms and conditions, (b) any monetary consideration paid by HP to joint the consortium or for the rights provided under Paragraph 5.3 hereof will be paid to and retained by BCI, and (c) any running royalties will be paid to and retained by Affymetrix.

                       ARTICLE 8.0  TRANSFER OF INTEREST

    Neither party may assign this Agreement or the rights set forth herein without the prior written consent of the other party; provided that
[            ](3)

                           ARTICLE 9.0  MISCELLANEOUS

 9.1 ENTIRE AGREEMENT; BINDING PROVISIONS; SEPARABILITY--Except as to the side letter from BCI to Affymetrix of even date herewith, this Agreement constitutes the entire agreement between the parties pertaining to its subject matter and fully supersedes any and all prior agreements or understandings between the parties pertaining to such subject matter. The covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and permitted assigns of the respective parties hereto. Each provision of this Agreement shall be considered separable, and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of effect of those portions of this Agreement that are valid.

------------------------

 (2) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

 (3) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

 9.2 FURTHER ASSURANCES--Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action as may be required by law or necessary to effectively carry out the purposes of this Agreement.

 9.3 NOTICES--Any notice, consent, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the party or to an officer of the party to whom the same is directed, or (b) sent by facsimile or registered or certified mail, return receipt requested, postage prepaid addressed as follows:

BCI:              Beckman Coulter, Inc.
                  4300 North Harbor Boulevard
                  Fullerton, California 92834-310
                  0 Attention:  President

with a copy to:   Beckman Coulter, Inc.
                  4300 North Harbor Boulevard
                  Fullerton, California 92834-3100
                  Attention:  General Counsel

Affymetrix:       Affymetrix, Inc.
                  3380 Central Expressway
                  Santa Clara, California 95051
                  Attention:  President

with a copy to:   Affymetrix, Inc.
                  3380 Central Expressway
                  Santa Clara, California 95051
                  Attention:  General Counsel

       Any such notice shall be deemed to be delivered, given and received for all purposes as of (i) the date so delivered, if delivered personally,
       (ii) upon receipt, if sent by facsimile with confirmation of receipt in good order requested and received, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage prepaid, and properly addressed.

 9.4 GOVERNING LAW--This Agreement, including its existence, validity, construction and operating effect, and the right of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California.

 9.5 AMENDMENTS--No amendments to this Agreement shall be effective without the prior written approval of all parties, which approval may be given or withheld in the sole and absolute discretion of a party.

 9.6 COUNTERPARTS--This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement, binding on all parties hereto.

 9.7 TITLES; PRONOUNS--Article and Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as appropriate.

 9.8 RELATIONSHIP--It is not the intention of the parties that this Agreement create a partnership or association. Neither party is granted any right or authority hereunder to assume or create any obligation, express or implied, or to make any representations, warranties or guarantees on behalf or in the name of the other party.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the last date written below.

                                BECKMAN COULTER, INC.
                                a Delaware corporation

                                By:    /s/ John Wareham
                                       ---------------------------------------

                                Its:   Chief Executive Officer
                                       ---------------------------------------

                                Date:  July 31, 1998
                                       ---------------------------------------

                                AFFYMETRIX, INC.
                                a             corporation

                                By:    /s/ Stephen P.A Fodor
                                       ---------------------------------------

                                Its:   President and Chief Executive Officer
                                       ---------------------------------------

                                Date:  July 31, 1998
                                       ---------------------------------------

                                          Exhibit A to the Consortium Agreement
                                                      dated as of July 31, 1998



                                    July 31, 1998



Mr. Steve Fodor, President
Affymetrix, Inc.
3380 Central Expressway
Santa Clara, California 95051


Dear Mr. Fodor:

This letter, with your signature below, will serve as the outline for agreements to be hereafter negotiated under which Affymetrix, Inc. ("Affymetrix") has granted Beckman Coulter, Inc. ("BCI") a credit of $5,000,000 to be applied against contract research and development services to be performed by Affymetrix on array chip technology and products of interest to BCI. In addition to other terms and conditions acceptable to the parties, the agreements will contain the following:

1. BCI will identify the array chip technology or products of interest (the "Services"). There may be more than one set of Services. Each set of Services will be embodied in a separate agreement. Unless Affymetrix is blocked by a pre-existing agreement with a third party, it will perform the Services requested by BCI.

2. Prior to commencing a set of Services, the parties will agree on, and embody in the respective agreement, a budget and milestones and a proposed completion date for such Services.

3. Affymetrix will charge against the credit of $5,000,000 on a time and material basis using billing and overhead rates for the employees utilized which are at least as favorable as those charged internally by Affymetrix for its own research and development activities.

4.   Affymetrix will use reasonable commercial efforts to complete the services.

5. BCI will own inventions and know-how generated by Affymetrix in the performance of the Services. BCI will grant licenses to Affymetrix, on reasonable terms and conditions to be hereafter negotiated, to use such patents and know-how on array chips which do not directly compete with array chips distributed by BCI.

6. If the parties do not sign an agreement for Services embodying the understandings of this letter within five (5) years of the above date, then Affymetrix, at its option, will either pay BCI $5,000,000 or give BCI shares of Affymetrix stock having a value of $5,000,000. If Affymetrix elects to give BCI shares of Affymetrix stock, such shares shall be registered and fungible on receipt by BCI. If Affymetrix does not perform or agree to perform Services for BCI having a value of at least $5,000,000 within seven (7) years of the above date, then Affymetrix will, at its option, either pay BCI the difference between $5,000,000 and the value of Services performed or agreed to be performed on such fifth (5th) anniversary or give BCI shares of Affymetrix stock of the value of such difference; such shares shall be registered and fungible by BCI on receipt.

     If the foregoing properly sets forth our intent, please sign both copies of this letter in the space indicated and return one copy to me; the second copy is for your files.


                                   Very truly yours,

                                   Beckman Coulter, Inc.


                                   by:
                                      -------------------------------
                                   title:
                                         ----------------------------


Understood and Accepted:

Affymetrix, Inc.


by:
   ------------------------------

title:
      ---------------------------

                                          Exhibit B to the Consortium Agreement
                                                      dated as of July 31, 1998


                                OEM SUPPLY AGREEMENT


     OEM SUPPLY AGREEMENT ("Agreement") effective this _____ day of _____ 1998 by and between AFFYMETRIX, INC. a California corporation, having a place of business at 3380 Central Expressway, Santa Clara, California 95051 ("Affymetrix", as that term is further defined in Paragraph 1.2 hereof) and BECKMAN COULTER, INC., a Delaware corporation, having a place of business at 4300 North Harbor Boulevard, Fullerton, California 92834-3100 ("BCI", as that term is further defined in Paragraph 1.4 hereof).


                                  R E C I T A L S


I. Affymetrix is in the business of developing, manufacturing and selling Array Chips (as that term is hereinafter defined).


II. BCI desires to purchase Array Chips from Affymetrix for resale to BCI customers.


     NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                             ARTICLE 1.0   DEFINITIONS

     The following terms, when used herein with an initial capital letter and without regard to whether they appear in the singular, plural or possessive form, shall have the following defined meanings:


1.1 "AFFILIATE" shall mean any corporation or other form of limited liability legal person, partnership, association, joint venture or other form of business entity controlled by, controlling or under common control with a party hereto. As used herein, the word and root "control" in the context of a corporation shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares or other equity interests entitled to vote in the election of directors of the corporation; and, in the context of any other form of business entity, the right to receive more than fifty percent (50%) of the net profits of such entity and the right to a majority interest in the management and control of such entity; provided that notwithstanding the foregoing definition, BCI may not have as an Affiliate entitled to receive the benefits of the licenses granted under
     Section 3.1 hereof (a) a corporation wherein any of the companies listed in Exhibit A is more than a passive investor in such Affiliate and such passive investor does not have the right to manage or control such Affiliate or (b) a partnership wherein any of the companies listed in Exhibit A is a partner.


1.2 "AFFYMETRIX" shall mean Affymetrix, Inc., its divisions and Affiliates and its and their permitted successors and assigns.


1.3 "ARRAY CHIPS" shall mean a series of polynucleotides arranged on a substrate to perform quantitative or qualitative analyses.


1.4 "BCI" shall mean Beckman Coulter, Inc., its divisions and Affiliates and its and their permitted successors and assigns.


1.5 "BCI SYSTEM" shall mean an instrument, device or system manufactured or distributed by BCI which uses Array Chips to perform quantitative or qualitative analyses. For the avoidance of doubt, if an instrument, device or system is manufactured by a third party and distributed by BCI only those specific instruments, devices or systems which are sold or leased or otherwise distributed to end users (directly or indirectly) by BCI are BCI Systems and the identical instrument, device or system which is sold, leased or otherwise distributed directly to the end user by the manufacturer or indirectly from the manufacturer to a third party and then to the end user are not BCI Systems.

1.6 "PRODUCT" shall mean an Array Chip manufactured by Affymetrix and sold to BCI under the terms of this Agreement.


               ARTICLE 2.0   IDENTIFICATION OF ARRAY CHIPS AS PRODUCTS


2.1 IDENTIFICATION OF ARRAY CHIPS BY AFFYMETRIX - Affymetrix shall, from time to time, notify BCI, in writing, of: (a) Array Chips which Affymetrix is then manufacturing for a third party, which Array Chips are not exclusive or proprietary to such third party, or (b) Array Chips which Affymetrix is willing to manufacture for BCI. Such notice shall contain an offer from Affymetrix to manufacture and supply such Array Chips to BCI under the terms of this Agreement. Such notice shall also contain the specifications of such Array Chip, the transfer price for such Array Chip at an identified annual volume of purchases by BCI (the "Target Purchases") and a price ladder showing the transfer prices if the BCI purchases in any year are above or below the Target Purchases. The proposed transfer prices in such offer shall be fixed for the first year of BCI purchases.


     2.1.1 The Affymetrix offer shall remain open for not less than six (6) months from the date of receipt by BCI and may be accepted by BCI, by written notice to that effect to Affymetrix within such period. If BCI accepts such offer, such Array Chip shall become a Product under this Agreement.


2.2 IDENTIFICATION OF ARRAY CHIPS BY BCI - BCI may, from time to time, propose an Array Chip to be developed by Affymetrix and, when developed, manufactured by Affymetrix under this Agreement. The BCI proposal shall be in writing and shall specify the particulars of the Array Chip and contain an estimate of BCI's anticipated purchases in each of the next five (5) years.


     2.2.1     The BCI proposal shall remain in effect for not less than three
               (3) months from the date of receipt by Affymetrix. Affymetrix may, by written notice to BCI, at any time within such period offer to develop and manufacture the proposed Array Chip for BCI. The Affymetrix offer will include a development schedule, the amount (if any) of Affymetrix development expenses to be reimbursed by BCI, the specifications for the Array Chip, a proposed first delivery date when commercial scale deliveries will begin, a transfer price for such Array Chip at Target Purchases and a price ladder showing the transfer prices if the BCI purchases in any year are above or below the Target Purchases. The proposed transfer prices in such offer shall be fixed for the first year of BCI purchases.


     2.2.2     The Affymetrix offer shall remain open for not less than three
               (3) months from the date of receipt by BCI and may be accepted by BCI by written notice to Affymetrix to that effect within such period. If BCI accepts such offer such Array Chip shall become a Product under this Agreement.


     2.2.3 Affymetrix and BCI are parties to a research and development agreement of even date herewith under which Affymetrix has agreed to perform $5,000,000 of contract research and development services on Array Chip technology and products of interest to BCI (the "R and D Agreement"). To the extent that any part of the $5,000,000 under the R and D Agreement is unspent and an Affymetrix offer under Paragraph 2.2.1 hereof includes development expenses to be reimbursed by BCI then BCI shall off-set such development expenses by applying the unspent R and D funds up to the full amount of such development expenses.


                        ARTICLE 3.0   MANUFACTURE AND SUPPLY


3.1 SUPPLY - PURCHASE COMMITMENT - Affymetrix agrees to and shall manufacture, sell and deliver to BCI and BCI shall purchase and take from Affymetrix such quantities of the Products as BCI may order in accordance with Paragraphs 3.4 and 3.4.1 hereof.

3.2 SPECIFICATIONS - Each Product shall conform to its specifications in the Affymetrix offer of Article 2.0. Such specifications shall automatically be added to this Agreement, as Exhibit A, concurrently with the BCI acceptance of such offer. Notwithstanding the preceding sentence, BCI may at any time request changes, modifications or additions to the specifications either prior or subsequent to their addition to Exhibit A. Affymetrix will negotiate in good faith such changes, modifications or additions, including any corresponding adjustment to the transfer price or other applicable terms and conditions of this Agreement and will use reasonable commercial efforts to incorporate such BCI requested changes, modifications or additions. The new specifications will then be added to Exhibit A in replacement for the specification in the Affymetrix offer of
     Article 2.0.


3.3 CHANGES TO THE PRODUCTS - Affymetrix shall notify BCI of any proposed changes to a Product or to the raw materials used therein, or the methods for their manufacture, storage or shipment which may alter the Product's stability or performance. Such notice shall include a full description of the proposed change and sufficient samples of the proposed new product for BCI to determine if the new product meets each and all of the specifications for such Product in Exhibit A, correlates in all respects with the Product or requires any operating software change for the BCI System. BCI will complete such determination promptly, but in no event longer than four (4) months after receipt of such samples. If BCI determines that the proposed new product either does not meet specifications or does not correlate with the existing Product, then Affymetrix will, at its option, either not make the change or continue to sell BCI the existing Product for the remainder of the term of this Agreement. If BCI determines that the proposed new product meets specifications and correlates with the existing Product but requires a change to the operating software for the BCI System, then Affymetrix agrees to and shall: (a) continue to sell BCI the existing Product until the introduction of BCI's next regularly scheduled software modification for the effected BCI System and (b) provide sufficient samples of the new product at the prices specified in Paragraph 4.3, for BCI to perform system validation. If BCI determines that the proposed new product meets specifications, correlates with the existing Product and does not require any change to the operating software, then Affymetrix may make the desired changes and introduce the new product on ninety (90) days prior written notice.


3.4 FORECASTS AND ORDERING OF PRODUCT - BCI shall, promptly after acceptance of an Affymetrix offer under Article 2.0 for a Product provide Affymetrix with a written forecast of the quantities of such Product which BCI anticipates it will purchase from Affymetrix during each of the next twelve (12) months. A non-cancelable BCI Purchase Order for the total quantity, if any, specified during the initial six (6) months of this Agreement, shall accompany the forecast. The remaining six (6) months of the forecast shall be BCI's best estimate of its requirements for such Product from Affymetrix during such period. The forecast shall not be binding on either party and shall be used for planning purposes only.


     3.4.1 BCI shall, within ten (10) days of the end of each three (3) month period commencing with the acceptance of the Affymetrix offer of Article 2.0 for a Product, send Affymetrix a revised twelve (12) month forecast for such Product. BCI shall include with each revised forecast a non-cancelable Purchase Order for the quantities, if any, of such Product specified in months four
               (4) through six (6). The remaining six (6) months of the revised forecast shall be BCI's best estimate of its requirements for such Product from Affymetrix during such period, shall not be binding on either party and shall be used for planning purposes only.


     3.4.2 Affymetrix shall build Products for BCI only in response to a BCI Purchase Order and not to a BCI forecast.


     3.4.3 Each BCI Purchase Order shall set forth the quantity to be purchased, the delivery date, the form in which the Products are to be shipped and shipping instructions.

3.5 DELIVERY - Affymetrix shall deliver the Products in the quantities specified in the BCI Purchase Orders, FOB Affymetrix loading dock. Affymetrix understands and accepts that BCI operates on a "just-in-time" manufacturing system and that the delivery date specified by BCI in the non-cancelable Purchase Order is when BCI needs the Products in-house. Accordingly, Affymetrix will plan, manufacture, test and provide adequate transportation time to assure that the delivery date is met. Affymetrix will promptly communicate to the BCI Purchasing Agent any anticipated delays in delivery so that special shipping or other arrangements can be made. Affymetrix will be responsible for any extra shipping charges associated with or resulting from late shipments. Any disputes arising from delivery scheduling shall, to the extent possible, be resolved by the BCI Purchasing Agent and the Affymetrix Account Manager. Any unresolved disputes shall be transferred to BCI and Affymetrix Vice-Presidents for settlement. Any disputes which have not been settled by the party's Vice-Presidents will be resolved in accordance with Paragraph 14.2.


     3.5.1     BCI is not required to accept partial shipments.


3.6 RETURN MATERIAL AUTHORIZATION - Affymetrix agrees to promptly respond to all requests for return material authorizations and bear all freight and insurance costs associated with either Products which do not meet specifications or over shipments of Product.


3.7 PRODUCT PROBLEM - Each party shall promptly communicate to the other all information which comes to its attention pertaining to adverse reactions, product anomalies, or stability problems relative to or having a bearing on the Products. Affymetrix shall promptly investigate and regularly report back to BCI on its actions contemplated and taken to resolve all such problems.

3.8 PRODUCT CORRECTIVE ACTION - BCI shall be responsible for, coordinate and conduct any corrective action required for Products sold hereunder to its customers. If such corrective action is caused by the failure or fault of Affymetrix to comply with Paragraphs 3.2 or 5.1, then Affymetrix shall replace, at no cost to BCI, all Products affected thereby and shall reimburse BCI for collection of the defective Product and shipment of replacement Product.


       3.8.1 Each party shall retain samples of each quantity of Products sold hereunder. The number of samples retained shall be specified by BCI prior to Affymetrix establishing the Target Price and the conditions of storage shall be specified by the current labeling of the Products and shall be used to determine if any product failures or product corrective actions are the result of a failure of Affymetrix to conform with the requirements of Paragraphs 3.2 or 5.1 or the result of an Affymetrix design or manufacturing defect and thus the responsibility of Affymetrix or a storage or handling defect and thus the responsibility of BCI.


3.9 PURCHASE AND SALE FORMS - Any terms and conditions on either a BCI Purchase Order or an Affymetrix Order Acknowledgment or any other document relating to the purchase, sale or transfer of Products between the parties which are in conflict with any of the terms of this Agreement shall be null and void and without legal effect.


3.10 TECHNICAL LITERATURE AND MARKETING ASSISTANCE - Affymetrix shall supply BCI with copies of all current and hereafter developed published technical literature relative to the Products. BCI may freely copy such literature, in whole or in part, without royalty or payment to Affymetrix therefor and may use such copies only in conjunction with its sale and customer support of the Products. BCI shall, prior to using such copied literature, obtain Affymetrix approval to the copy, graphics and format of such copied literature, which approval shall not be unreasonably withheld or delayed.

3.11 PROGRAM MANAGER - Each party shall appoint a Program Manager who, except for notices under Article 6.0, shall be the source of all communications from, and the addressee of all communications to, such party relative to the Products. The Program Managers shall meet from time to time, not less than semi-annually, to discuss each party's performance and resolve any differences.


                         ARTICLE 4.0    PRICING AND PAYMENT


4.1 PRICING - Subject to Paragraph 4.2, the transfer price from Affymetrix to BCI for each Product shall be that specified in the Affymetrix offer of Article 2.0.

4.2 PRICE CHANGES - Affymetrix may, after the first anniversary of this Agreement and subject to the restrictions in the next three (3) sentences, adjust the transfer prices for a Product to incorporate actual changes in the raw materials and labor costs associated with the manufacture of such Product. There shall be not more than one (1) upward adjustment of the price of such Product sold hereunder during any continuous twelve (12) month period. Affymetrix shall provide BCI not less than ninety (90) days prior written notice of any proposed increase in the purchase price. Notwithstanding anything in this Paragraph 4.2 to the contrary, the maximum increase in the transfer price of a Product in any twelve (12) month period shall not exceed the increase, if any, in the Producer Price Index for Drugs (Code #283) published by the Bureau of Labor Statistics of the United States Department of Labor using the preceding twelve (12) month period as the base year. BCI may, if it has reduced its average net selling price of a Product to its customers as a result of competitive forces in the market place (e.g., lower market prices or the introduction by a competitor of a similar product) request a price reduction from Affymetrix. Such a request shall be made in writing and include BCI's reasoning and support documentation. Affymetrix shall, not later than ninety (90) days after receipt of such request, confirm, in writing, whether or not it will reduce the purchase price for such Product by the same percentage amount that BCI has reduced the price of such Product to its customers. If Affymetrix will reduce the purchase price, such new price shall be effective on the date of such notice. If Affymetrix will not reduce the purchase price, then BCI may, at any time thereafter, on one hundred eighty (180) days prior written notice, terminate this Agreement without any penalty therefor or any right arising in Affymetrix as a result thereof.


4.3 PRICE FOR PRODUCTS USED IN INTERNAL TESTING - Notwithstanding anything in this Agreement to the contrary, the prices charged by Affymetrix for Products to be used by BCI for application to the BCI System validation, systems integration or other internal or quality control testing shall be Affymetrix' standard cost plus twenty percent (20%). BCI shall identify on its Purchase Order the quantity of Products required for the foregoing purposes and subject to the prices of this Paragraph 4.3 and certify that such Products are for internal purposes only.


4.4 PAYMENT TERMS - BCI shall pay each Affymetrix invoice for Products within thirty (30) days of the latter of receipt of the Products or the invoice.

4.5 INVOICE INFORMATION - Affymetrix will include the following information on all invoices and packing slips: (i) Purchase Order number including the alpha character prefix, (ii) line item number, (iii) release number, and, on invoices, the packing slip number. Affymetrix understands and agrees that failure to comply with these requirements may delay payment.


                 ARTICLE 5.0   QUALITY ASSURANCE AND COMPLIANCE WITH LAWS


5.1 WARRANTY - Subject to the next sentence, Affymetrix warrants that the Products are upon receipt by Beckman and shall be for a period of not less than six (6) months thereafter free from defects in materials and workmanship and shall conform to each and all of the specifications therefor in attached Exhibit A. Affymetrix will use reasonable commercial efforts to increase the period of the warranty to twelve (12) months. Affymetrix shall use reasonable commercial efforts to replace any Products which fail to comply with the foregoing warranty. Affymetrix' sole obligation under this warranty is limited to replacing, as soon as possible, any Products that do not conform with the first sentence of this Paragraph 5.1.


          THE FOREGOING WARRANTY SHALL BE IN LIEU OF ANY OTHER
          WARRANTIES EXPRESS OR IMPLIED, RESPECTING THE PRODUCTS
          SUPPLIED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
          PURPOSE.  IN NO CASE SHALL AFFYMETRIX BE LIABLE FOR
          CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM OR IN ANY WAY CONNECTED WITH THE WARRANTY OF THIS PARAGRAPH 5.1.


          5.1.1 Affymetrix, subject to the next sentence hereof, warrants that the Products do not infringe any valid patents owned by a third party and not licensed to Affymetrix. The foregoing warranty shall not apply (a) to a Product wherein BCI specified the Gene or Genes to be incorporated and it is the Gene or Genes which infringe, or (b) to a Product wherein BCI specified a change in the design or structure of the Product and but for the BCI specified change the Product would not infringe, or (c) to a Product which, in and of itself, does not infringe but only that Product in combination with something not provided by Affymetrix which infringes.


5.2 QUALITY TESTING - Affymetrix agrees to and shall, prior to shipment of any of the Products sold hereunder, perform each of the quality tests on such Products to be hereafter agreed by the parties and attached to this Agreement as Exhibit B. Affymetrix shall provide a Certificate of Analysis in a form mutually agreed upon by the parties specifying conformance to the preceding sentence and the numerical or other results of such testing.

5.3 RECEIPT AND ACCEPTANCE - BCI may reject any shipment of Products that does not conform to the warranty of Paragraph 5.1


5.4 GOOD MANUFACTURING PRACTICES - Affymetrix represents and warrants that it will at all times under this Agreement use commercially reasonable efforts to comply with U.S. FDA good manufacturing practices then in effect and conform to all other applicable statutes and regulations. BCI may, from time to time, upon not less than five (5) days prior written notice to Affymetrix inspect the Affymetrix facilities where the Products are being manufactured and/or stored.


5.5 QUALITY GOAL - BCI's quality goal is to receive, and Affymetrix' quality goal is to supply, defect-free material. Accordingly, the parties agree to a "zero-defect" objective. Affymetrix understands BCI's supplier philosophy and quality supplier principles, and accepts those principles as the basis of the relationship between Affymetrix and BCI. Affymetrix and BCI agree to communicate openly and to work together on quality programs to achieve long-term success for the businesses involved. Meetings to review progress will be held. This Paragraph 5.5 is not intended to impose on either party any legal obligations additional to those imposed by the other sections of this Agreement. It is intended simply to recognize the quality focus on which the parties' business relationship is based.


5.6 MSDS - Affymetrix shall, if required by law, provide "Material Safety Data Sheets" for the Products, as required by 29 CFR 1910.1200.


5.7 REGULATORY APPROVAL - Affymetrix shall assist BCI in obtaining any regulatory approvals required to make, use and/or sell diagnostic products made from or with the Products. Such assistance shall be at BCI's expense and include, but not be limited to, providing such information and data relative to the Products as may be requested or required by any governmental agency or body.

                        ARTICLE 6.0   RIGHTS TO BECKMAN


6.1 EXCLUSIVE SELLER AND DISTRIBUTOR - Affymetrix hereby appoints BCI, and BCI accepts appointment, as Affymetrix' sole and exclusive seller and distributor throughout the world of the Products for use on BCI Systems. Nothing in the preceding sentence or this Agreement shall prevent Affymetrix from selling Array Chips identical to Products for use on Affymetrix systems or instruments or the instruments or systems of a third party.


6.2 RESTRICTIONS ON AFFYMETRIX - Affymetrix will not knowingly, after exercising due caution, care and diligence, and undertaking reasonable inquiry, sell any Array Chips to an end user who will use such Array Chips on a BCI System. Similarly, Affymetrix will proactively and regularly inform each of its dealers and distributors of Affymetrix Array Chips that such Array Chips should not be sold to an end user who will use such Array Chips on a BCI System.


                           ARTICLE 7.0   CONFIDENTIALITY


7.1 CONFIDENTIALITY - Each party shall maintain in confidence (with the same level of care as the receiving party uses to safeguard its own highly confidential and proprietary information, but no less than a reasonable level of care) any information received during the term of this Agreement from the other party in written or graphic form or other tangible medium of expression that is marked confidential. Neither party shall copy nor publish, disseminate nor disclose such information to any third party nor use such information except for the furtherance of the specific purposes of this Agreement without the express written permission of such other party. Subject to the next sentence, the foregoing obligations of confidentiality and non-use shall continue for five (5) years after the expiration of this Agreement. The obligation of the first two sentences shall not apply to any information which is:
       (a) now or hereafter comes into the public domain, or (b) which is already in the possession of the receiving party other than as a result of having received it from the disclosing party and as shown by written records, or (c) is brought to the receiving party by a third party who does not require that it be maintained confidential or
       (d) is independently developed by the receiving party without use of or access to the information of the disclosing party. Information shall not be deemed to be in the public domain or in the receiving party's possession merely because it is embraced by more general information in the public domain or the receiving party's possession or merely because individual items of the information are in the public domain or the receiving party's possession. Upon termination of this Agreement, each party shall, at the other party's request, destroy or return to such other party all copies of such information; provided that, counsel for each receiving party may retain one (1) copy of such information solely for the purpose of monitoring such party's obligation of confidentiality under this Agreement.


7.2 OBLIGATIONS OF RECEIVING PARTY - Each party agrees that it shall, at its sole cost, take all measures (including but not limited to court proceedings) to restrain its officers, employees, directors and agents from unauthorized use or disclosure of the Information.


7.3 INJUNCTION - Each party, acknowledges and agrees that money damages would not be a sufficient remedy for its breach of this Article 7.0 and that the disclosing party shall be entitled to equitable relief including injunction and specific performance as a remedy for any such breach. Such remedies shall not be deemed the exclusive remedy for the receiving party's breach but shall be in addition to all other remedies available to the disclosing party. Article 14.0 shall not be a limitation on the remedies available to the disclosing party for a breach by the receiving party of this Article 7.0.

                          ARTICLE 8.0   THIRD PARTY PATENTS


       Subject to the next sentence hereof, Affymetrix agrees to and shall defend, indemnify and hold BCI and its customers harmless, including attorneys fees necessary to consider, advise and defend, from and against any suit, proceeding, claim or loss and any damages or penalties awarded or agreed to therein so far as such suit or proceeding is based upon an assertion that the use or sale of Products purchased under this Agreement constitutes an infringement of any Letters Patent. The foregoing indemnity shall not apply (a) to a Product wherein BCI specified the Gene or Genes to be incorporated and it is the Gene or Genes which infringe, or (b) to a Product wherein BCI specified a change in the design or structure of the Product and but for the BCI specified change the Product would not be alleged to infringe, or, (c) to a Product which, in and of itself, is not alleged to infringe but only that Product in combination with something not provided by Affymetrix is alleged to infringe. If a Product is, in such suit or proceeding, held to infringe and its further use or sale is enjoined Affymetrix shall, at its sole cost and expense, either: (1) procure for BCI and its direct and indirect customers, the right to continue using and selling such Product, (2) replace the same with a non-infringing equivalent, or (3) modify such Product so that it becomes non-infringing. Affymetrix will be responsible for and manage all court proceedings on behalf of BCI for claims made under this Paragraph. BCI shall assist Affymetrix at Affymetrix' cost in any reasonable way in handling court proceedings. Affymetrix has the right on behalf of BCI to settle claims brought under this Paragraph by third parties.


                          ARTICLE 9.0    HOLD HARMLESS


9.1 HOLD HARMLESS - Affymetrix agrees to and shall defend, indemnify and hold BCI, its employees, agents and officers harmless, including attorneys fees necessary to consider, advise and defend, from and against any suit or proceeding alleging injury to persons, including death, or property and any liability, damages or penalties awarded therein and resulting from and arising out of Affymetrix' negligence in manufacturing, storage, packaging or transport of Products prior to receipt thereof by BCI. BCI agrees to and shall defend, indemnify and hold Affymetrix, its employees, agents and officers harmless, including attorneys fees necessary to consider, advise and defend, from and against any suit or proceeding alleging injury to persons, including death, or property and any liability, damages or penalties awarded therein and resulting from or arising out of BCI's negligence in handling, storage or transport of Products after receipt thereof from Affymetrix. Neither party will settle a claim from a third party without the prior written consent of the other party hereto. Each indemnifying party will be responsible for and manage court proceedings on behalf of the indemnified party on claims brought by a third party under this Paragraph. The indemnified party shall assist the indemnifying party at the indemnifying party's cost in any reasonable way in handling court proceedings. The indemnifying party has the right on behalf of the indemnified party to settle claims from third parties brought under this Paragraph.


9.2 INSURANCE - Each party shall at all times during the term of this Agreement self insure for, or purchase and maintain, comprehensive general liability insurance including products liability, contractual liability and broad form property damage with combined single limits for bodily injury and/or death and property damage of $5,000,000 for any one occurrence. Such insurance shall also require thirty (30) days' prior written notice of cancellation or material change in coverage. The insurance to apply to any claim will be governed by Paragraph 9.1 and with respect to a party's indemnification obligations thereunder, provide that such insurance is primary without right of contribution from any other insurance which might otherwise be available to the insured party and provide that in the event of loss payment under a policy the insurer shall waive any rights of subrogation against the insured party and shall waive any set-off or counterclaim or any other deduction whether by attachment or otherwise as respects the activities under this Agreement or any other agreement between the parties.

                       ARTICLE 10.0    TERM AND TERMINATION


10.1 TERM - the term of this Agreement shall be ten (10) years from the effective date identified on Page 1.


10.2 TERMINATION FOR CAUSE - Should either party be in default as to any material term of this Agreement and fail to remedy same within forty-five
       (45) days after receipt of written notice of such default by the non-defaulting party, then the non-defaulting party shall have, in addition to all other remedies available at law or in equity, the right to terminate this Agreement upon delivery of written notice of termination to the defaulting party, provided that:


       (a) Such notice specifies with particularity the basis for such default.


       (b) Such termination shall only relieve the parties of obligations which would have arisen under this Agreement after the effective date of termination and shall in no way relieve the parties from any obligations existing on the date of such termination.


       (c) The failure of the non-defaulting party to terminate this Agreement for any cause shall not constitute a waiver of such right in the future as to any subsequent default.


                             ARTICLE 11.0    NOTICES


       All notices provided for in this Agreement shall be in writing and shall be considered delivered when they are personally delivered or are sent by facsimile, with acknowledgement of receipt in good order requested and received, or deposited in the mail, registered first class, postage prepaid, or sent by DHL, Federal Express or similar overnight carrier, addressed to the respective parties as follows:

       If to Beckman:         Beckman Coulter, Inc.
                              4300 North Harbor Boulevard
                              Fullerton, California 92834-3100
                              Attention:   President

       with a copy to:        Beckman Coulter, Inc.
                              4300 North Harbor Boulevard
                              Fullerton, California  92834-3100
                              Attention:   General Counsel

       If to Affymetrix:      Affymetrix, Inc.
                              3380 Central Expressway
                              Santa Clara, California  95051
                              Attention:  President

                              Affymetrix, Inc.
                              3380 Central Expressway
                              Santa Clara, California  95051
                              Attention:   General Counsel



                            ARTICLE 12.0   SEVERABILITY


12.1 INVALID OR UNENFORCEABLE PROVISIONS - In the event a court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall have no effect on the remaining provisions and they shall continue in full force and effect.


12.2 CONFLICT WITH APPLICABLE STATUTE - If any of the provisions of this Agreement are in conflict with any applicable statute or rule of law, then such provisions shall be deemed inoperative to the extent that they conflict therewith and shall be deemed to be modified so as to conform with such statute or rule of law.

12.3 EFFECT AND REMEDIES - In the event that the provisions of this Agreement are materially altered as a result of Paragraphs 12.1 and 12.2, the parties will renegotiate the affected terms and conditions to resolve any inequities.

                            ARTICLE 13.0   ASSIGNMENT


       Neither party shall assign this Agreement to another without the prior written consent of the other party; provided, however, that either party may assign this Agreement to an Affiliate or a successor in ownership of all or substantially all of the business assets of the party seeking to assign this Agreement. Any other purported assignment shall be void. This Agreement shall be a binding obligation of the heirs, successors and permitted assigns of all the right, title and interest of either party hereto.


                   ARTICLE 14.0    LAW GOVERNING AND CONSTRUCTION


14.1 GOVERNING LAW - This Agreement shall be governed by and construed in accordance with the laws of California, without regard to the conflicts of laws provisions thereof. Both parties agree to use their best efforts in a good faith attempt to settle as promptly as possible any and all disputes arising from transactions pursuant to this Agreement, but failing an amicable settlement, such disputes shall be decided in accordance with Paragraph 14.2.


14.2 MEDIATION AND ARBITRATION - Except for breaches or anticipated breaches of Article 7.0, any controversy or conflict involving this Agreement, its interpretation or the respective rights or obligations of the parties shall first be submitted to their respective Vice-Presidents for resolution. If they cannot agree, the controversy shall be submitted to mediation to be held in a mutually agreeable neutral place. If the parties still cannot settle the controversy or reach an accommodation, the matter shall be submitted to binding arbitration to be conducted in California at a location to be mutually agreed in accordance with the following rules:

       (a) there shall be a panel of three (3) arbitrators, all of whom shall be lawyers and at least two (2) of which shall be competent to fully understand the technology relating to the Products and BCI Systems. If the parties cannot agree on the selection of the three (3) then each shall pick one (1) arbitrator and the two (2) so chosen shall select the third.


       (b) All disputes which are not specifically raised by the parties in the arbitration process shall be forever waived.


       (c) The arbitration proceeding shall be governed by (i) the rules and understandings set forth in this Paragraph 14.2 or as hereafter agreed upon in writing by the parties, and (ii) to the extent not inconsistent with such rules and understandings, by the Commercial Arbitration Rules of the American Arbitration Association.


       (d) The parties agree to refrain from filing a lawsuit with regard to any aspect of their controversy and to abide by and perform any award rendered by the arbitrators. The parties further agree that a judgment of a Court having jurisdiction may be entered upon the award and an execution may be issued for its collection.


       (e) At least two (2) of the panel of arbitrators must agree on each point in controversy for an award to be rendered.


       (f) The arbitration hearing shall be convened within forty-five (45) days of request therefor by either party. The request shall be in writing and sent in accordance with Article 11.0. The hearing shall be limited to three days: Each party shall have a maximum of eight (8) hours to put on its main case and four (4) hours for rebuttal. Neither party shall engage in extended cross-examination or other tactics which have the effect of substantially altering this allocation.

       (g) The parties agree to exchange all documents they intend to produce at the hearing at least thirty (30) days in advance of taking of depositions, serving of interrogatories or any other form of discovery and neither party may compel the appearance of the other party's employees, officers, directors or consultants.


       (h) The arbitrator's decision must be rendered within thirty (30) days after completion of the arbitration hearing.


       (i) A transcript may, at the option of the parties, be made. Either party may, at its expense, tape record or video tape the proceedings.


       (j) All applicable common law or statutory privileges such as attorney-client or attorney work product shall be applicable to the arbitration proceedings.


       (k) Either party may, at its option, use prepared testimony as long as the witness whose testimony is so presented is available to the other party for cross-examination.


       (l) Each party shall bear its own expenses for the arbitration and they shall each share equally in the expenses and fees of the arbitration panel.


14.3 MUTUALITY - This Agreement has been drafted after considerable negotiation by the parties and on the basis of mutual understanding; neither party shall be prejudiced as being the drafter thereof.

                           ARTICLE 15.0   PUBLIC STATEMENTS


       Neither party shall make any public announcement or authorize or author any statement to the press regarding this Agreement or any of its terms or conditions of the relationships between the parties created by this Agreement without the prior written permission of the other party. The terms and conditions of this Agreement shall be maintained as confidential in accordance with Article 7.0 hereof.


                            ARTICLE 16.0    FORCE MAJEURE


       Each of the parties hereto shall be excused from the performance of its obligations under this Agreement in the event performance is prevented by Force Majeure. For purposes of this Agreement, Force Majeure is defined as a cause beyond the control of the effected party, including but not limited to acts of God, acts, laws or regulations of any government, civil disorder, strikes, destruction of production facilities or material by fire, water, earthquake or storm, epidemics and failures of public utilities or common carriers. The party incurring a Force Majeure condition shall notify the other party that such condition exists within five (5) days of the time such party learns of such condition. Should such Force Majeure condition continue for forty-five (45) days after such notice, the non-affected party may, at its option, terminate this Agreement.


                        ARTICLE 17.0   RELATIONSHIP CREATED


       The relationship created by this Agreement shall be strictly that of a supplier and purchaser. Neither party is hereby constituted an agent or legal representative of the other party for any purpose whatsoever. Neither party is granted any right or authority hereunder to assume or create any obligation, express or implied, or to make any representations, warranties or guarantees on behalf or in the name of the other party, except to the extent that such right or authority, or such representations, warranties or guarantees are expressly provided for in this Agreement.

                 ARTICLE 18.0  ENTIRE AGREEMENT, MODIFICATION


18.1 ENTIRE AGREEMENT - This instrument contains the entire and only agreement between the parties respecting the subject matter hereof and supersedes all previous negotiations, representations, understandings, promises or conditions, both written and oral, heretofore made between the parties with respect to the subject matter hereof.


18.2 MODIFICATION - No waiver, alteration or modification of this Agreement shall be valid unless made in writing and signed by a duly authorized representative of BCI and Affymetrix.



       IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their duly authorized representatives as of the day and year first written above.




Beckman Coulter, Inc.                        Affymetrix, Inc.


By:                                     By:
  ----------------------------             -----------------------------
Date:                                   Date:
     -------------------------               ---------------------------

                                           EXHIBIT C TO THE CONSORTIUM AGREEMENT
                                                       DATED AS OF JULY 31, 1998

                               LICENSE AGREEMENT

    License Agreement effective this   day of            1998 ("Effective Date")
by and between AFFYMETRIX, INC. a             corporation, having a place of
business at 3380 Central Expressway, Santa Clara, California 95051 ("Affymetrix", as that term is more fully defined in Paragraph 1.2 hereof) and BECKMAN COULTER, INC., a Delaware corporation, having a place of business at 4300 North Harbor Boulevard, Fullerton, California 92834-3100 ("BCI", as that term is more fully defined in Paragraph 1.4 hereof).

                                R E C I T A L S

  I. BCI and Affymetrix are members of a consortium that has as one of its principal objectives the development and commercialization of Array Chips (as that term is hereafter defined) and analytical processes which use such Array Chips.

 II. BCI has patents and pending patent applications covering the making of Array Chips.

 III. Affymetrix desires to acquire a license under the BCI patents related to the making of Array Chips.

    NOW THEREFORE in consideration of the mutual understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

                            ARTICLE 1.0  DEFINITIONS

    The following terms, when used herein with an initial capital letter and without regard to whether they appear in the singular, plural or possessive form, shall have the following defined meanings:

 1.1 "AFFILIATE" shall mean any corporation or other form of limited liability legal person, partnership, association, joint venture or other form of business entity controlled by, controlling or under common control with a party hereto. As used herein, the word and root "control" in the context of a corporation shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares or other equity interests entitled to vote in the election of directors of the corporation; and, in the context of any other form of business entity the right to receive at least fifty percent (50%) of the net proceeds of such entity.

 1.2 "AFFYMETRIX" shall mean Affymetrix, Inc., its divisions and Affiliates and its and their permitted successors and assigns.

 1.3 "ARRAY CHIPS" shall mean a series of polynucleotides arranged on a substrate to perform quantitative or qualitative analyses.

 1.4 "BCI" shall mean Beckman Coulter, Inc., its divisions and Affiliates and its and their permitted successors and assigns.

 1.5 "BACTERIOLOGY FIELD" shall mean and be limited to: (i) detection and or identification of bacterial and fungal microorganisms, and/or (ii) the determination of antibiotic resistance of such bacterial and fungal microorganisms, in each case limited to use in the Clinical Diagnosis (as that term is hereafter defined) of human disease.

 1.6 "CLINICAL DIAGNOSIS" shall mean a process in which a sample of fluid or other material collected from individual humans that is used to aid in diagnosis of one or more human diseases, the results of such process used for communication to such persons or their physicians or other caregivers for clinical decisions in connection with such individual humans.

 1.7 "LICENSED PRODUCT" shall mean any Array Chip, component, product, kit, instrument or system which, but for the licenses and rights granted herein, would infringe any valid claim in an unexpired and non-lapsed patent in the Patent Rights.

 1.8 "LICENSED PROCESS" shall mean any process, method or procedure the practice or use of which, but for the licenses and rights granted herein, would infringe any valid claim in an unexpired and non-lapsed patent in the Patent Rights.

 1.9 "NET SALES" shall mean the gross receipts of Affymetrix from the sale of Royalty-Bearing Products to an unaffiliated third party, less those of the following actually incurred by Affymetrix as an element of such sales: transportation, special packing and crating charges, insurance, custom duties, commissions, returns, allowances in lieu of actual returned or rejected Royalty-Bearing Products, sales, use and turnover taxes, and trade, quantity, contract and cash discounts. The value of Royalty-Bearing Products transferred by Affymetrix to unaffiliated third parties as free samples or the use of Royalty-Bearing Products by Affymetrix for sales demonstration purposes or for quality control or other internal, non-revenue generating purposes shall not be included in the calculation of Net Sales.

     In the event a Royalty-Bearing Product is sold in combination with other apparatus or products, as part of a kit, or in any other combination, and the Royalty-Bearing Product is not separately valued on the invoice or other document evidencing such sale, the Net Sales of the Royalty-Bearing Product shall be the then current list price for the Royalty-Bearing Product when sold separately or, in the absence of such list price, shall be determined by multiplying the aggregate selling price of the combination by a fraction the numerator of which shall be Affymetrix' standard costs for the Royalty-Bearing Product and the denominator of which shall be Affymetrix' standard cost for the total combination at the time of the sale. In the event that both the Royalty-Bearing Product and other product have separate list prices but are being sold at a combination price which is less than the total of the separate list prices, then the Net Sales of the Royalty-Bearing Product shall be determined by multiplying the invoice price charged for the combination by a fraction, the numerator of which is the list price of the Royalty-Bearing Product and the denominator of which is the sum of the list prices of the Royalty-Bearing Product and such other products.

 1.10 "PATENT RIGHTS" shall mean all applications for patent and patents, filed or issued in any country of the world, (a) now owned or controlled by BCI or at any time during the twenty (20) years commencing with the Effective Date owned or controlled by BCI and (b) relating to or useful in the manufacture or use or processing of Array Chips; provided that Patent Rights shall not include the specific claims of any such applications or patents related to: (i) specific genes, or (ii) computer software for using the data generated from the use of Array Chips, or (iii) readers or instruments or systems for using Array Chips to perform analyses or for automating such analyses, or (iv) pre-treatment of samples prior to their interaction with an Array Chip. For purposes of this definition, a patent or application for patent is controlled by BCI if BCI is a licensee under such patent or application and BCI has the right to grant sublicenses to third parties, in each case without regard to whether BCI would thereby be responsible for reporting to and/or paying royalties to such third party as a result or as a consequence thereof or as a result or consequence of Affymetrix' use of such patent or application. If a patent or application for patent is controlled by BCI it shall be sublicensed to Affymetrix at the same royalty rate as BCI pays to its licensor promptly after BCI's acquisition of such control.

 1.11 "ROYALTY-BEARING PRODUCT" shall mean the Affymetrix Licensed Product with the lowest selling price which is separately priced for sale as an individual unit by Affymetrix in the ordinary course of business, even if the Patent Rights include one or more claims to a larger unit of the product, component, kit, instrument or system or to the overall product and Affymetrix sells such larger unit and/or overall product or the Patent Rights include one or more claims to the use of such product, component, kit, instrument or system or a method which utilizes such product, component, kit, instrument or system whether such method is practiced by Affymetrix or the direct or indirect customers of Licensed Products purchased from Affymetrix.

                  ARTICLE 2.0  REPRESENTATIONS AND WARRANTIES

 2.1 BCI REPRESENTATIONS AND WARRANTIES--BCI represents and warrants that (a) it owns or otherwise has the right to grant the licenses and rights provided for herein under all of the applications or patents presently in the Patent Rights, and (b) it will use commercially reasonable efforts to obtain the right in any license agreement it hereafter enters with third parties to obtain rights to applications for patent or patents of such third parties wherein the applications for patent or patent are useful or necessary for making or using Array Chips and not subject to exclusions (i)-(iv) of the definition of Patent Rights, to pass such license on to Affymetrix under the same terms and conditions as those granted to Affymetrix by such third parties.

 2.2 AFFYMETRIX REPRESENTATIONS AND WARRANTIES--Affymetrix represents and warrants that they will not knowingly, after exercising due caution, care and diligence, and undertaking reasonable inquiry sell any of its Array Chips (whether or not made under the license of Paragraph 3.1) to an end user who will use such Array Chips on an instrument, system or device manufactured or distributed by BCI. Affymetrix further represents and warrants that they will proactively and regularly inform each of their dealers and distributors of Array Chips (whether or not made under the license of Paragraph 3.1 that such Array Chips should not be sold to end users who will use such Array Chips on an instrument, system or device manufactured or distributed by BCI.

                           ARTICLE 3.0  LICENSE GRANT

 3.1 LICENSE GRANT--Subject to the proviso hereafter, BCI hereby grants to Affymetrix and Affymetrix accepts a royalty bearing, non-exclusive, world-wide right and license under the Patent Rights to (a) make, have made, import, use, sell, lease and otherwise dispose of Licensed Products in all fields, uses and applications except for the Bacteriology Field and except for use on any instrument, system or device manufactured or distributed by BCI, (b) to practice Licensed Processes, and (c) to pass on to its direct and indirect customers of Licensed Products the right to practice Licensed Processes; provided that, the exception as to the Bacteriology Field shall be only for so long in time and only to the extent that Affymetrix is excluded from such Field by the executory license agreement with BioMerieux in effect as of the Effective Date.

 3.2 PATENT MARKING--Affymetrix shall attach a label or product insert on each Licensed Product reasonably reflecting patent numbers of issued U.S. patents covering such Licensed Product and owned by BCI and will reasonably modify such labels or inserts periodically at the direction of BCI to add or delete patent numbers.

 3.3 NOTIFICATIONS OF NEW PATENT RIGHTS--BCI shall, promptly after (a) the filing of a patent application in the United States which is within the definition of Patent Rights, and (b) the signing of a license agreement with a third party granting BCI a license under an application for patent or patent, anywhere in the world, which would be "controlled by" BCI, as that term is defined in Paragraph 1.10, provide Affymetrix with a copy of such application or patent and a written notice that such patent or application (and any patent issuing from such application or any continuation, division, continuation-in-part or substitute of such application) or any reissues or reexaminations of such patents anywhere in the world are included within the Patent Rights and the rights and licenses granted to Affymetrix under Paragraph 3.1. Notwithstanding the foregoing or anything in this Agreement to the contrary, the failure of BCI to notify Affymetrix of an addition to the Patent Rights in accordance with this Paragraph 3.3 shall have no effect on the rights granted to Affymetrix under Paragraph 3.1 and such applications and patents shall be included in the Patent Rights without regard to whether Affymetrix does or does not receive such notice.

                   ARTICLE 4.0  ROYALTIES AND ROYALTY REPORTS

 4.1 ROYALTIES--Subject to Paragraph 4.2, Affymetrix shall pay BCI for all of the licenses and rights granted under Paragraph 3.1 a running royalty of
     [            ](1) of Net Sales of Royalty-Bearing Products.

 4.2 ROYALTY STACKING--If, at any time during the life of this Agreement, Affymetrix discovers that any Royalty-Bearing Product or the use thereof infringes claims of an unexpired patent or patents other than those in the Patent Rights Affymetrix may, if it has not already done so, negotiate with the owner of such patents for a license on such terms as Affymetrix deems appropriate. Should the license with the owner of such patents require the payment of royalties or other consideration to such owner then the royalties otherwise payable under this Agreement shall be reduced by the same amount as the royalties paid or payable to such owner, but such reduction shall not exceed one-half (1/2) of the royalties payable hereunder.

 4.3 ROYALTY REPORTS--Affymetrix shall, commencing with the calendar quarter which includes its first sale of a Royalty-Bearing Product and each calendar quarter thereafter, not later than forty-five (45) days after the close of its accounting books and records for such quarter, provide to BCI an accounting report of the type and quantity of each Royalty-Bearing Product sold by Affymetrix during such calendar quarter and the Net Sales received therefrom. The royalty due and payable to BCI shall accompany such report.

 4.4 Books and Records--Affymetrix shall keep or cause to be kept books, records and accounts in accordance with generally accepted accounting principles consistently applied covering Affymetrix' activities hereunder and containing all information necessary for the true and accurate determination of the amounts earned and paid hereunder. Affymetrix shall, not more than once per year and upon prior reasonable written notice from BCI, permit a certified public accountant appointed and paid for by BCI (the "Auditor") and reasonably acceptable to Affymetrix to inspect each Affymetrix facility manufacturing Royalty-Bearing Products and to review the previous two (2) years books, records and accounts to verify the amounts earned by BCI and paid by Affymetrix hereunder. The Auditors shall furnish to both parties reports stating only its findings during such inspection as to the accuracy, or the nature and extent of any inaccuracy of such books, records, accounts and payments.

    4.4.1 Any deficiency identified by the Auditor between the amounts actually earned by BCI under this Article 4.0 and the amounts reported to be earned and paid on by Affymetrix in accordance with Paragraph 4.3 hereof shall, unless disputed by Affymetrix, be paid to BCI within thirty (30) days of receipt by Affymetrix of the Auditor's report. The parties agree to diligently negotiate and promptly settle any disputes as to the amount of royalties earned by BCI and payable by Affymetrix hereunder.

 4.5 TAXES ON ROYALTIES--All payments provided for in this Agreement refer to lawful money of the United States of America. All payments shall be made by Affymetrix to BCI at the office of BCI designated above and shall be made in the full amounts as herein specified; provided, however, that deduction may be made from such payments by Affymetrix for amounts required to be withheld and paid by Affymetrix in respect of any income tax levied or assessed upon such payments by, and in accordance with the laws of, any foreign government or taxing authority. BCI shall have the right at any time or from time-to-time to contest by appropriate proceedings the validity or amount of any such income tax withheld. If so requested by BCI, Affymetrix will make such payments under protest, and, on

------------------------

 (1) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     behalf and at the expense of BCI, take such other action and render all reasonable assistance that may be required by BCI in the prosecution of any such proceedings. Affymetrix will obtain and forward to BCI tax credit receipts or vouchers for all income taxes thus withheld and paid by Affymetrix.

 4.6 ROYALTIES EARNED IN FOREIGN CURRENCY--In the event that either Net Sales or the royalties set forth above are initially calculated in a foreign currency, conversion shall be made in each instance by employing the closing transfer buying rate for United States dollars quoted by the Wall Street Journal, for the last business day of the calendar quarter which the payment covers; provided, however, that if a foreign currency not listed in the Wall Street Journal is involved, then the closing transfer buying rate quoted by Citibank (New York) shall be employed in effecting such conversion thereof.

                      ARTICLE 5.0  CONSTRUCTION OF PATENTS

    If a judgment or decree is entered, which becomes final through the exhaustion of all permissible applications for rehearing or review by a superior tribunal, or through the expiration of the time permitted for such applications (hereinafter referred to as an "irrevocable judgment"), on the validity, scope, enforceability or priority of any claim or claims of any patent or patent application included in the Patent Rights the construction placed upon any such claim or claims by such irrevocable judgment shall be thereafter followed with respect to acts occurring thereafter.

    If such irrevocable judgment holds any claim invalid or unenforceable or is adverse to the patent containing such claim as to inventorship, or construes all applicable claims in a patent so as not to cover Royalty-Bearing Product, Affymetrix shall be relieved thereafter from payment of royalties under Article
4.0 hereof, as to Royalty-Bearing Products sold after the date of such irrevocable judgment covered only by such claim or claims to which such irrevocable judgment is applicable, and from the performance of those other acts which may be required by this Agreement only as to such claim or claims.

                     ARTICLE 6.0  PROSECUTION OF INFRINGERS

    If Affymetrix determines that a third party is infringing a claim of a patent in the Patent Rights by making, using or selling a product which competes with a Licensed Product then being sold by Affymetrix, it shall notify BCI thereof in writing. Such notice shall include information in Affymetrix' possession relevant to such third party and the competing product. BCI shall have ninety (90) days in which to either obtain the consent of such third party to discontinue such infringement or to exercise its right to bring an action to cause such infringement to cease. BCI shall have no obligation to bring an action for infringement; provided however, if BCI does not obtain the consent of such third party to cease infringement or does not bring suit against the third party under the patent, then Affymetrix shall have the right to discontinue paying royalties under the effected patent for such product until either the third party discontinues its infringing activity or BCI brings a lawsuit against the third party for such infringement.

                       ARTICLE 7.0  TERM AND TERMINATION

 7.1 TERMINATION BY BCI--If Affymetrix shall at any time be in material breach of this License Agreement, including but not limited to, default on any payment hereunder, or of the making of any report hereunder, or shall make any materially false report and should fail to remedy such material breach within sixty (60) days after written notice thereof by BCI, the latter may, at its option, terminate this License Agreement by notice to such effect, provided that such termination shall not release Affymetrix from its obligation to pay BCI royalties or other sums due and accrued prior to the date of such termination.

 7.2 TERMINATION BY AFFYMETRIX--Affymetrix shall have the right upon three (3) months prior written notice to BCI to terminate this Agreement in its entirety or to surrender all right and license under any one or more of the patents included in the Patent Rights, such surrender being operative to relieve Affymetrix, as of the effective date of said notice, of all obligation to pay royalties which would otherwise have accrued thereafter solely because of such patents. Such termination or surrender shall not relieve Affymetrix of its obligation to pay royalties or other sums due and accrued prior to the effective date of such notice or of its continuing obligation to pay royalties on other than the surrendered patents included in the Patent Rights.

 7.3 TERM--Unless previously terminated as provided herein, the life of this License Agreement and the license granted herein shall run from the Effective Date to the end of the term of the last expiring patent now or hereafter included in the Patent Rights.

                        ARTICLE 8.0  EXERCISE OF RIGHTS

    The failure by one of the parties under this License Agreement to assert its rights for any breach of this License Agreement shall not be deemed a waiver of such rights. The rights and remedies specified herein, except those specified as exclusive, are in addition to and shall not restrict any right or remedy either party may have at law or in equity for any breach of this License Agreement.

                            ARTICLE 9.0  ASSIGNMENT

    Affymetrix may not assign this License Agreement in whole or in part without obtaining the prior written approval of BCI, except that Affymetrix shall have the right to assign this License Agreement without the consent of BCI to any Affiliate and to any successor of its business to which the subject matter of this License Agreement relates.

                         ARTICLE 10.0  FAVORED LICENSEE

    In the event that after the Effective Date BCI enters into a license agreement with a third party in which agreement such third party is licensed to make, use or sell one or more products under the Patent Rights (or any part thereof) which Affymetrix is entitled to make, use and sell under this Agreement, then BCI will notify Affymetrix in writing within thirty (30) days of entering such an agreement and describe the following terms of any such agreement:

    (i) the scope of the license

    (ii) the royalty rate

   (iii) any cross license consideration or other consideration; and, if applicable

    (iv) the basis of BCI's belief that the terms of such agreement are not more favorable than those given to Affymetrix under this Agreement.

    If BCI determines in good faith in the exercise of reasonable business judgment (and not for the purpose of depriving Affymetrix of its rights under this Article 10.0) that the financial terms of the third party license are less favorable than this Agreement, then no terms of this Agreement shall be changed. If BCI determines that the financial terms of the third party license are more favorable than this Agreement, then BCI shall give Affymetrix the benefit of the more favorable financial terms for the products licensed to such third party. For the avoidance of doubt, any Licensed Products which are covered by the grant of license under this Agreement but are not included in the license granted to the third party, shall remain at the royalty rate of this Agreement and only the Licensed Products which are covered by the grant of the license under this Agreement and are included in the license granted to the third party shall have the benefit of the more favorable financial terms.

                             ARTICLE 11.0  NOTICES

    All notice and payments required or permitted to be given hereunder shall be in writing and addressed to the respective parties as follows:

If to Affymetrix:    Affymetrix, Inc.
                     3380 Central Expressway
                     Santa Clara, California 95051
                     Attention:

If to BCI:           Beckman Coulter, Inc.
                     4300 North Harbor Boulevard
                     Fullerton, California 92834-3100
                     Attention:  President

With a copy to:      Beckman Coulter, Inc.
                     4300 North Harbor Boulevard
                     Fullerton, California 92834-3100
                     Attention:  General Counsel

or such other addresses as may be designated by the respective parties in writing. A notice shall be deemed given the earlier of the date when actually received if sent by messenger or facsimile (with notice of receipt in good order requested and received) or three (3) days after deposit in the United States registered or certified mail, postage prepaid, and properly addressed.

                         ARTICLE 12.0  SECTION HEADINGS

    Section headings are for convenience only and shall not be construed to limit or extend the meaning of any portion of this License Agreement.

                  ARTICLE 13.0  LAW GOVERNING AND CONSTRUCTION

    This License Agreement shall be governed by and construed in accordance with the laws of the State of California as if the Agreement had been delivered in California and all acts which are done or are required to be done hereunder were all performed within such State.

                          ARTICLE 14.0  MISCELLANEOUS

 14.1 Nothing in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto without the express written approval of the other party.

 14.2 BCI makes no warranties as to the validity or scope of any of the Patent Rights, or that any manufacture, sale, use, or other disposition of the products licensed hereunder will be free from infringement of patents, utility models, and/or design patents of third parties. Nothing in this Agreement shall be considered as conferring any warranty or representation as to the usefulness, marketability, or merchantability of any products sold within the scope of the licenses hereunder. Affymetrix and BCI agree to hold the other harmless from any personal injury or products liability claims made as a result of the sale of products licensed hereunder.

 14.3 The Parties will retain the terms of this Agreement in strict confidence, except as may be required by regulatory agencies or courts, and will then use all reasonable precautions to maintain the terms of this Agreement confidential.

 14.4 BCI and Affymetrix represents that they are familiar with the Export Administration Regulations comprising the compilation of official regulations and policies governing the export licensing of commodities and technical data promulgated by the United States Department of Commerce, Bureau of International Commerce, Office of Export Administration. Notwithstanding any other provisions of this Agreement, and each assures the other that with respect to all information and licenses furnished by or under this Agreement, that it will comply with such official regulations.

 14.5 In the event that any provision of this Agreement is held invalid or unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this Agreement, and all provisions of this Agreement shall be construed so as to preserve the enforceability hereof.

 14.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

 14.7 This License Agreement has been drafted on the basis of mutual understanding after considerable negotiation and neither party shall be prejudiced as being the drafter thereof.

              ARTICLE 15.0  ENTIRE AGREEMENT, MODIFICATIONS, ETC.

    This instrument contains the entire and only agreement between the parties relative to the subject matter hereof and supersedes all previous negotiations, representations, undertakings and agreements both written and oral heretofore made between the parties as to the subject matter. Any representation, promise or condition in connection herewith not specifically incorporated herein shall not be binding upon either party.

    No modification, renewal, extension, waiver, cancellation or termination of this Agreement or of any of the provisions herein contained shall be valid until and unless made in writing and signed on behalf of the respective parties by duly authorized officers thereof.

    IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on the dates hereinafter indicated.

By:    ------------------------------      By:    ------------------------------
Title:                                     Title:
       ------------------------------             ------------------------------
Date:                                      Date:
       ------------------------------             ------------------------------

                                          Exhibit D to the Consortium Agreement
                                                      dated as of July 31, 1998

                                  LICENSE AGREEMENT


     License Agreement effective this _____ day of _____ 1998 ("Effective Date") by and between AFFYMETRIX, INC. a California corporation, having a place of business at 3380 Central Expressway, Santa Clara, California 95051 ("Affymetrix", as that term is more fully defined in Paragraph 1.2 hereof) and BECKMAN COULTER, INC., a Delaware corporation, having a place of business at 4300 North Harbor Boulevard, Fullerton, California 92834-3100 ("BCI", as that term is more fully defined in Paragraph 1.4 hereof).


                                  R E C I T A L S


I. BCI and Affymetrix are members of a consortium that has as one of its principal objectives the development and commercialization of Array Chips (as that term is hereafter defined) and analytical processes which use such Array Chips.


II. Affymetrix has patents and pending patent applications covering the making and using of Array Chips. Affymetrix has a development program which has as its objective the development of technology relating to the making and using of Array Chips and the acquisition of patents related to such technology.


III. BCI desires to acquire a license under certain present and hereafter acquired Affymetrix patents related to the making and using of Array Chips.

       NOW THEREFORE in consideration of the mutual understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:


                           ARTICLE 1.0    DEFINITIONS


       The following terms, when used herein with an initial capital letter and without regard to whether they appear in the singular, plural or possessive form, shall have the following defined meanings:


1.1 "AFFILIATE" shall mean any corporation or other form of limited liability legal person, partnership, association, joint venture or other form of business entity controlled by, controlling or under common control with a party hereto. As used herein, the word and root "control" in the context of a corporation shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares or other equity interests entitled to vote in the election of directors of the corporation; and, in the context of any other form of business entity, the right to receive more than fifty percent (50%) of the net profits of such entity and the right to a majority interest in the management and control of such entity; provided that, notwithstanding the foregoing definition, BCI may not have as an Affiliate entitled to receive the benefits of the licenses granted under
       Section 3.1 hereof (a) a corporation wherein any of the companies listed in Exhibit A is more than a passive investor in such Affiliate and such passive investor does not have the right to manage or control such Affiliate or (b) a partnership wherein any of the companies listed in Exhibit A is a partner.


1.2 "AFFYMETRIX" shall mean Affymetrix, Inc., its divisions and Affiliates and its and their permitted successors and assigns.

1.3 "ARRAY CHIPS" shall mean a series of polynucleotides arranged on a substrate to perform quantitative or qualitative analyses.

1.4 "BCI" shall mean Beckman Coulter, Inc., its divisions and Affiliates and its and their permitted successors and assigns.

1.5 "BCI ARRAY CHIP" shall mean an Array Chip which is sold or used by BCI and, but for the licenses and rights granted herein, would infringe any valid claim in an unexpired and non-lapsed patent in the Patent Rights.

1.6 "BACTERIOLOGY FIELD" shall mean and be limited to: (i) detection and or identification of bacterial and fungal microorganisms, and/or (ii) the determination of antibiotic resistance of such bacterial and fungal microorganisms, in each case limited to use in the Clinical Diagnosis (as that term is hereafter defined) of human disease.

1.7 "CLINICAL DIAGNOSIS" shall mean a process in which a sample of fluid or other material collected from individual humans that is used to aid in diagnosis of one or more human diseases, the results of such process used for communication to such persons or their physicians or other caregivers for clinical decisions in connection with such individual humans.

1.8 "EXPRESSION ANALYSES" shall mean an Array Chip used for determination of the amount of one or more expressed messenger RNA in a sample.

1.9 "GENE" shall mean a nucleic acid sequence or set of sequences encoding a distinct messenger nucleic acid and protein as well as polymorphic variants of such sequence; provided that, such polymorphic variants must have at least 99.9% homology with the underlying gene.

1.10 "LICENSED PRODUCT" shall mean any BCI Array Chip or component thereof or any product, kit, instrument or system which, but for the licenses and rights granted herein, would infringe any valid claim in an unexpired and non-lapsed patent in the Patent Rights.

1.11 "LICENSED PROCESS" shall mean any process, method or procedure the practice or use of which, but for the licenses and rights granted herein, would infringe any valid claim in an unexpired and non-lapsed patent in the Patent Rights.

1.12 "NET SALES" shall mean the gross receipts of BCI from the sale of BCI Array Chips to an unaffiliated third party, less those of the following actually incurred by BCI as an element of such sales: transportation, special packing and crating charges, insurance, custom duties, commissions, returns, allowances in lieu of actual returned or rejected BCI Array Chips, sales, use and turnover taxes, and trade, quantity, contract and cash discounts. The value of BCI Array Chips transferred by BCI to unaffiliated third parties as free samples or the use of BCI Array Chips by BCI for sales demonstration purposes or for quality control or other internal, non-revenue generating purposes shall not be included in the calculation of Net Sales.


       In the event a BCI Array Chip is sold in combination with other apparatus or products, as part of a kit, or in any other combination, and the BCI Array Chip is not separately valued on the invoice or other document evidencing such sale, the Net Sales of the BCI Array Chip shall be the then current list price for the BCI Array Chip when sold separately or, in the absence of such list price, shall be determined by multiplying the aggregate selling price of the combination by a fraction the numerator of which shall be BCI's standard costs for the BCI Array Chip and the denominator of which shall be BCI's standard cost for the total combination at the time of the sale. In the event that both the BCI Array Chip and other product have separate list prices but are being sold at a combination price which is less than the total of the separate list prices, then the Net Sales of the BCI Array Chip shall be determined by multiplying the invoice price charged for the combination by a fraction, the numerator of which is the list price of the

       BCI Array Chip and the denominator of which is the sum of the list prices of the BCI Array Chip and such other products.


1.13 "PATENT RIGHTS" shall mean all applications for patent (and any continuation or continuation-in-part of such applications) and patents (and reissues of such patents), filed or issued in any country of the world, (a) now owned or controlled by Affymetrix or at any time during the seven years and six months commencing with the Effective Date owned or controlled by Affymetrix and (b) relating to or useful in the manufacture or use or processing of Array Chips; provided that Patent Rights shall not include the specific claims of any such applications or patents related to: (i) photolithographic means or methods for the manufacture of Array Chips, or (ii) specific genes, or (iii) computer software for using the data generated from the use of Array Chips, or (iv) readers or other instrument systems for using Array Chips to perform analyses, or (v) pre-treatment of samples prior to their interaction with an Array Chip. For purposes of this definition, a patent or application for patent is controlled by Affymetrix if Affymetrix is a licensee under such patent or application and Affymetrix has the right to grant sublicenses to third parties, in each case without regard to whether Affymetrix would thereby be responsible for reporting to and/or paying royalties to such third party as a result or as a consequence thereof or as a result or consequence of BCI's use of such patent or application. If a patent or application for patent is controlled by Affymetrix it shall be sublicensed to BCI at the same royalty rate as Affymetrix pays to its licensor and subject to the same restrictions and obligations as apply to Affymetrix promptly after Affymetrix' acquisition of such control.


                     ARTICLE 2.0  REPRESENTATIONS AND WARRANTIES


       Affymetrix represents and warrants that (a) it owns or otherwise has the right to grant the licenses and rights provided for herein under all of the applications or patents presently in the Patent Rights, and (b) it will use commercially reasonable efforts to obtain the right in any license agreement it hereafter enters with third parties to obtain rights to applications for patent or patents of such third parties wherein the applications for patent or patent are useful or necessary for making or using Array Chips and not subject to exclusions (i)-(v) of the definition of Patent Rights, to pass such license on to BCI under the same terms and conditions as those granted to Affymetrix by such third parties.


                           ARTICLE 3.0   LICENSE GRANT


3.1 LICENSE GRANT - Subject to the remainder of this Paragraph 3.1, Affymetrix hereby grants to BCI and BCI accepts a royalty bearing, non-exclusive, world-wide right and license under the Patent Rights (without the right to grant sublicenses) to (a) make, have made, import, use, sell, lease and otherwise dispose of Licensed Products in all fields, uses and applications except for the Bacteriology Field, (b) to practice Licensed Processes, and (c) to pass on to its direct and indirect customers of Licensed Products the right to practice Licensed Processes on any instrument or system distributed by BCI under a BCI trademark. The foregoing license is subject to the following provisos: (a) the exception as to the Bacteriology Field shall be only for so long in time and only to the extent that Affymetrix is excluded from granting licenses to others in such Field by the license agreement with BioMerieux in effect as of the Effective Date; and (b) the right to have Licensed Products made for BCI by third parties shall not extend to any third party which Affymetrix has informed BCI is, at the time of BCI's intention to use such third party as a supplier, an infringer of the Patent Rights and against which Affymetrix is either in negotiation to grant them a license or against which Affymetrix intends to bring litigation to halt such infringement either within the next six (6) months or within six (6) months of the conclusion of any pending litigation against another party involving the Patent Rights, unless the third party intended supplier ceases its infringement or takes a license from Affymetrix.


       3.1.1 BCI shall notify Affymetrix in writing of any third party that BCI intends to use as a supplier of BCI Array Chips under the license of Paragraph 3.1. Affymetrix shall, not later than ten
               (10) business days after receipt of such notice, inform BCI, in writing, whether such third party is an infringer of the Patent Rights and Affymetrix is either in negotiation to grant such third party a license or Affymetrix intends to bring litigation against such third party to halt such infringement within the next six (6) months or within six (6) months of the conclusion of any pending litigation against another party involving the Patent Rights. If Affymetrix fails to provide such notice then BCI may use such third party as a supplier of BCI Array Chips under the license of Paragraph 3.1. If Affymetrix notifies BCI that such third party is an infringer of the Patent rights but fails to grant a license within six (6) months of such notice or to bring a lawsuit to halt such infringement within the time periods of the second sentence hereof, then BCI may use such third party as a supplier of BCI Array Chips under the license of Paragraph 3.1.


3.2 PATENT MARKING - BCI shall attach a label or product insert on each Licensed Product reasonably reflecting patent numbers of issued
       U.S. patents covering such Licensed Product and owned by Affymetrix and will reasonably modify such labels or inserts periodically at the direction of Affymetrix to add or delete patent numbers.


3.3 NOTIFICATIONS OF NEW PATENT RIGHTS - Affymetrix shall on or about each anniversary of this Agreement inform BCI of any U.S. patents which have issued in the preceding twelve (12) months which fall within the definition of Patent Rights of Paragraph 1.13 and each patent which is controlled by Affymetrix wherein the agreement granting such control was signed in the preceding twelve (12) months. Notwithstanding the foregoing or anything in this License Agreement to the contrary, the failure of Affymetrix to notify BCI of an addition to the Patent Rights in accordance with this Paragraph 3.3 shall have no effect on the rights granted to BCI under Paragraph 3.1 and such applications and patents shall be included in the Patent Rights without regard to whether BCI does or does not receive such notice.

                      ARTICLE 4.0    ROYALTIES AND ROYALTY REPORTS


4.1 ROYALTIES - Subject to Paragraph 4.2 and Paragraphs 4.1.1, BCI shall pay Affymetrix for all of the licenses and rights granted under this License
       Agreement, a running royalty of [          ](1) for each Gene on each BCI
       Array Chip used for Expression Analysis and [         ](2) of Net Selling
       Price for [          ](3), in each case sold by BCI to an
       unaffiliated third party or used by BCI on behalf of an unaffiliated third party. No royalty shall be due from BCI to Affymetrix for BCI Array Chips which are: (a) transferred by BCI to an unaffiliated third party as free samples, or (b) used by BCI for sales demonstration purposes, or (c) used by BCI for quality control, testing or any other internal, non-revenue generating purposes.

       4.1.1   The royalty of Paragraph 4.1.1 for a BCI Array Chip used for
               [          ](4) shall be the applicable royalty to be paid to
               Affymetrix only so long as such royalty, when converted to a percentage of the actual market selling price (to distributors or end users) of an Array Chip which is competitive with such BCI Assay Chip and is sold by a party other than BCI (which party is not infringing the intellectual property rights of Affymetrix without a license from Affymetrix where Affymetrix is using reasonable efforts to enforce its patent rights against such
               party through litigation) is less than [          ](5) of such
               selling price. In such event, BCI may require that the basis of paying royalties be converted from the foregoing fixed amount of
               [          ](6) to a [          ](7).

(1) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(4) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(5) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(6) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(7) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               of Net Sales. BCI shall notify Affymetrix, in writing, of the occurrence of such event and that the mechanism described in this Paragraph 4.1.1 should be invoked with respect to a BCI Array Chip. The parties shall promptly meet and use their best efforts to negotiate as to whether adjustment in the royalty rate is appropriate, and if appropriate such new royalty rate. If the parties cannot agree within ninety (90) days of such
               notice, all royalties [       ](8) shall be placed in escrow
               and the matter shall be submitted to arbitration for resolution pursuant to Paragraph 13.2 below. The parties agree that the
               following is an illustration of their intent:  [        ](9).
               For purposes of this Paragraph an Array Chip is competitive with a BCI Array Chip if such Array Chip is directed to the same or substantially the same set of Genes

(8) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(9) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               as the BCI Array Chip. If the parties cannot agree to a royalty percentage, the issue will be submitted to arbitration in accordance with Article 13.0 hereof.


       4.1.2 The royalties herein assume that profits by BCI in association with Array Chips sales are primarily or exclusively derived from sales of Array Chips. In the event that material profits are derived primarily from other sources (such as associated reagent sales), the parties shall promptly meet and use their best efforts to negotiate an alternative definition of Net Sales to account for such sales.


4.2 ROYALTY STACKING - If, at any time during the life of this License Agreement, BCI discovers that any BCI Array Chip or the use thereof infringes claims of an unexpired patent or patents other than those in the Patent Rights BCI may, if it has not already done so, negotiate with the owner of such patents for a license on such terms as BCI deems appropriate. Should the license with the owner of such patents require the payment of royalties or other consideration to such owner then the royalties otherwise payable under this License Agreement shall
       be reduced [        ](10) based on the value of the patents other than
       those in the Patent Rights relative to the Patent Rights licensed under this Agreement. The parties shall meet promptly after BCI takes the license under such other patents to agree on the relative value of such patents and the amount of royalty reduction. If the parties cannot agree the issue may be submitted to arbitration in accordance with Article 13.0 hereof.

(10) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.3 ROYALTY REPORTS - BCI shall, commencing with the calendar quarter which includes its first sale of a BCI Array Chip and each calendar quarter thereafter, not later than forty-five (45) days after the close of its accounting books and records for such quarter, provide to Affymetrix an accounting report of the type and quantity of each BCI Array Chip sold by BCI during such calendar quarter and the Net Sales received therefrom. The royalty due and payable to Affymetrix shall accompany such report.

4.4 BOOKS AND RECORDS - BCI shall keep or cause to be kept books, records and accounts in accordance with generally accepted accounting principles consistently applied covering BCI's activities hereunder and containing all information necessary for the true and accurate determination of the amounts earned and paid hereunder. BCI shall, not more than once per year and upon prior reasonable written notice from Affymetrix, permit a certified public accountant appointed and paid for by Affymetrix (the "Auditor") and reasonably acceptable to BCI to inspect each BCI facility manufacturing BCI Array Chips and to review the previous two (2) years books, records and accounts to verify the amounts earned by Affymetrix and paid by BCI hereunder. The Auditors shall furnish to both parties reports stating only its findings during such inspection as to the accuracy, or the nature and extent of any inaccuracy of such books, records, accounts and payments.


       4.4.1 Any deficiency identified by the Auditor between the amounts actually earned by Affymetrix under this Article 4.0 and the amounts reported to be earned and paid on by BCI in accordance with Paragraph 4.3 hereof shall, unless disputed by BCI, be paid to Affymetrix within thirty (30) days of receipt by BCI of the Auditor's report. BCI shall also pay interest on the undisputed amount at the rate of one percent (1%) per month. The parties agree to diligently negotiate and promptly settle any disputes as to the amount of royalties earned by Affymetrix and payable by BCI hereunder. If the deficiency between the amount actually due to Affymetrix as reported by the Auditor and the amount actually paid to Affymetrix by BCI is greater than ten percent (10%) in Affymetrix' favor then BCI shall reimburse Affymetrix for the actual and reasonable expenses of the Auditor.

4.5 TAXES ON ROYALTIES - All payments provided for in this License Agreement refer to lawful money of the United States of America. All payments shall be made by BCI to Affymetrix at the office of Affymetrix designated above and shall be made in the full amounts as herein specified; provided, however, that deduction may be made from such payments by BCI for amounts required to be withheld and paid by BCI in respect of any income tax levied or assessed upon such payments by, and in accordance with the laws of, any foreign government or taxing authority. Affymetrix shall have the right at any time or from time-to-time to contest by appropriate proceedings the validity or amount of any such income tax withheld. If so requested by Affymetrix, BCI will make such payments under protest, and, on behalf and at the expense of Affymetrix, take such other action and render all reasonable assistance that may be required by Affymetrix in the prosecution of any such proceedings. BCI will obtain and forward to Affymetrix tax credit receipts or vouchers for all income taxes thus withheld and paid by BCI.

4.6 ROYALTIES EARNED IN FOREIGN CURRENCY - In the event that either Net Sales or the royalties set forth above are initially calculated in a foreign currency, conversion shall be made in each instance by employing the closing transfer buying rate for United States dollars quoted by the Wall Street Journal, for the last business day of the calendar quarter which the payment covers; provided, however, that if a foreign currency not listed in the Wall Street Journal is involved, then the closing transfer buying rate quoted by Citibank (New York) shall be employed in effecting such conversion thereof.


                        ARTICLE 5.0   CONSTRUCTION OF PATENTS


       If a judgment or decree is entered, which becomes final through the exhaustion of all permissible applications for rehearing or review by a superior tribunal, or through the expiration of the time permitted for such applications (hereinafter referred to as an "irrevocable judgment"), on the validity, scope, enforceability or priority of any claim or claims of any patent or patent application included in the Patent Rights the construction placed upon any such claim or claims by such irrevocable judgment shall be thereafter followed with respect to acts occurring thereafter.

       If such irrevocable judgment holds any claim in the Patent Rights invalid or unenforceable or is adverse to the patent in the Patent Rights containing such claim as to inventorship, or construes all applicable claims in a patent in the Patent Rights so as not to cover one or more BCI Array Chips, BCI shall be relieved thereafter from payment of royalties under Article 4.0 hereof, as to such BCI Array Chips sold after the date of such irrevocable judgment covered only by such claim or claims to which such irrevocable judgment is applicable, and from the performance of those other acts which may be required by this License Agreement only as to such claim or claims.


                      ARTICLE 6.0   PROSECUTION OF INFRINGERS


       If BCI determines that a third party is infringing a claim of a patent in the Patent Rights by making, using or selling a product which competes with a BCI Array Chip then being sold by BCI, it shall notify Affymetrix thereof in writing. Such notice shall include information in BCI's possession relevant to such third party and the competing product. Affymetrix shall have ninety (90) days in which to either obtain the consent of such third party to discontinue such infringement or to exercise its right to bring an action to cause such infringement to cease. Affymetrix shall have no obligation to bring an action for infringement; provided however, if Affymetrix does not obtain the consent of such third party to cease infringement or does not bring suit against the third party under the patent, then BCI shall have the right to discontinue paying royalties under the effected patent for BCI Array Chips until either the third party discontinues its infringing activity or Affymetrix brings a lawsuit against the third party for such infringement.

                       ARTICLE 7.0   TERM AND TERMINATION


7.1 TERMINATION BY AFFYMETRIX - If BCI shall at any time be in material breach of this License Agreement, including but not limited to, default on any payment hereunder, or of the making of any report hereunder, or shall make any materially false report and should fail to remedy such material breach within sixty (60) days after written notice thereof by Affymetrix, the latter may, at its option, terminate this License Agreement by notice to such effect, provided that such termination shall not release BCI from its obligation to pay Affymetrix royalties or other sums due and accrued prior to the date of such termination.


7.2 TERMINATION BY BCI - BCI shall have the right upon three (3) months prior written notice to Affymetrix to terminate this License Agreement in its entirety, such surrender being operative to relieve BCI, as of the effective date of said notice, of all obligation to pay royalties which would otherwise have accrued thereafter pursuant to this Agreement. Such termination or surrender shall not relieve BCI of its obligation to pay royalties or other sums due and accrued prior to the effective date of such notice.


7.3 TERM - Unless previously terminated as provided herein, the life of this License Agreement and the license granted herein shall run from the Effective Date to the end of the term of the last expiring patent now or hereafter included in the Patent Rights.

7.4 CONTESTING VALIDITY - In the event that BCI or its Affiliates contests the validity of one or more of the licensed patents or applications within the Patent Rights, the licenses to such patents or applications (and no others) shall immediately terminate.


                          ARTICLE 8.0   EXERCISE OF RIGHTS


       The failure by one of the parties under this License Agreement to assert its rights for any breach of this License Agreement shall not be deemed a waiver of such rights. The rights and remedies specified herein, except those specified as exclusive, are in addition to and shall not restrict any right or remedy either party may have at law or in equity for any breach of this License Agreement.


                              ARTICLE 9.0   ASSIGNMENT


       BCI may not assign this License Agreement in whole or in part without obtaining the prior written approval of Affymetrix, except that BCI shall have the right to assign this License Agreement without the consent of Affymetrix to any Affiliate and to any successor of its entire business or all or substantially all of the assets of its entire business; provided that BCI may not sell such Affiliate or its assets other than as part of a transaction involving BCI as a whole so long as the assets of such Affiliate include this License Agreement.


                           ARTICLE 10.0   FAVORED LICENSEE

       In the event that after the Effective Date Affymetrix enters into a license agreement with a third party in which agreement such third party is licensed to make, use or sell one or more Array Chips under the Patent Rights (or any part thereof) which BCI is entitled to make, use and sell under this License Agreement, then Affymetrix will notify BCI in writing within thirty (30) days of entering such an agreement and describe the following terms of any such agreement:

       (i) the scope of the license including the Genes utilized in or sought to be identified by the Array Chips covered in such license.

       (ii)    the royalty rate

       (iii) any cross license consideration or other consideration paid by the licensee; and, if applicable,

       (iv) the basis of Affymetrix' belief that the financial terms of such agreement are not more favorable than those given to BCI under this License Agreement.

       Subject to the proviso hereafter, if Affymetrix determines in good faith in the exercise of reasonable business judgment (and not for the purpose of depriving BCI of its rights under this Article 10.0) that the financial terms of the third party license are less favorable than this License Agreement, then no terms of this License Agreement shall be changed; provided that, if BCI disagrees with Affymetrix' conclusion it may submit the issue to arbitration in accordance with Article 13.0 hereof. If Affymetrix determines that the financial terms of the third party license are more favorable than this License Agreement, then Affymetrix shall give BCI the benefit of the more favorable financial terms for the products licensed to such third party; provided that the royalty shall be adjusted in a manner that accounts for all other terms of the license agreement with a third party; provided further that if BCI disagrees with the royalty adjustment provided by Affymetrix it may submit the issue to arbitration in accordance with Article 13.0 hereof. For the avoidance of doubt, any BCI Array Chips which are covered by the grant of license under this License Agreement but are not Array Chips included in the license granted to the third party, shall remain at the royalty rate of this License Agreement and only the BCI Array Chips which are covered by the grant of the license under this License Agreement and are Array Chips included in the license granted to the third party shall have the benefit of the more favorable financial terms.


                            ARTICLE 11.0   NOTICES


       All notice and payments required or permitted to be given hereunder shall be in writing and addressed to the respective parties as follows:


       If to Affymetrix:      Affymetrix, Inc.
                              3380 Central Expressway
                              Santa Clara,  California 95051
                              Attention:
                                        ----------------------------

       If to BCI:             Beckman Coulter, Inc.
                              4300 North Harbor Boulevard
                              Fullerton,  California  92834-3100
                              Attention:  President

       With a copy to:        Beckman Coulter, Inc.
                              4300 North Harbor Boulevard
                              Fullerton,  California  92834-3100
                              Attention:  General Counsel
or such other addresses as may be designated by the respective parties in writing. A notice shall be deemed given the earlier of the date when actually received if sent by messenger or facsimile (with notice of receipt in good order requested and received) or three (3) days after deposit in the United States registered or certified mail, postage prepaid, and properly addressed.


                        ARTICLE 12.0   SECTION HEADINGS


       Section headings are for convenience only and shall not be construed to limit or extend the meaning of any portion of this License Agreement.


                 ARTICLE 13.0   LAW GOVERNING AND CONSTRUCTIONS


13.1 APPLICABLE LAW - This License Agreement shall be governed by and construed in accordance with the laws of the State of California as if it has been delivered in California, and all acts performed or required to be performed hereunder have been performed entirely within such state, not including, however any conflicts of law rule of California which may direct or refer such determination to the laws of any other state or country. Neither party shall be entitled to nor request injunctive or other equitable relief prior to adjudication on the merits.


13.2 MEDIATION AND ARBITRATION - Any controversy or conflict involving this License Agreement, its interpretation or the respective rights or obligations of the parties shall first be submitted to their respective Vice-Presidents for resolution. If they cannot agree, the controversy shall be submitted to mediation to be held in a mutually agreeable neutral place. If the parties still cannot settle the controversy or reach an accommodation, the matter shall be submitted to binding arbitration to be conducted in California at a location to be mutually agreed in accordance with the following rules:


       (a) There shall be a panel of three (3) arbitrators, all of whom shall be lawyers and at least two (2) of which shall be competent to fully understand the technology relating to Array Chips. If the parties cannot agree on the selection of the three (3) then each shall pick one (1) arbitrator and the two (2) so chosen shall select the third.


       (b) All disputes which are not specifically raised by the parties in the arbitration process shall be forever waived.

       (c) The arbitration proceeding shall be governed by (i) the rules and understandings set forth in this Paragraph 13.2 or as hereafter agreed upon in writing by the parties, and (ii) to the extent not inconsistent with such rules and understandings, by the Commercial Arbitration Rules of the American Arbitration Association.


       (d) The parties agree to refrain from filing a lawsuit with regard to any aspect of their controversy and to abide by and perform any award rendered by the arbitrators. The parties further agree that a judgment of a Court having jurisdiction may be entered upon the award and an execution may be issued for its collection.


       (e) At least two (2) of the panel of arbitrators must agree on each point in controversy for an award to be rendered.


       (f) The arbitration hearing shall be convened within forty-five (45) days of request therefor by either party. The request shall be in writing and sent in accordance with Article 11.0. The hearing shall be limited to three days: Each party shall have a maximum of eight (8) hours to put on its main case and four (4) hours for rebuttal. Neither party shall engage in extended cross-examination or other tactics which have the effect of substantially altering this allocation.

       (g) The parties agree to exchange all documents they intend to produce at the hearing at least thirty (30) days in advance of the opening of the arbitration hearing. There will be no taking of depositions, service of interrogatories or any other form of discovery other than producing documents relevant to the proceedings and neither party may compel the appearance of the other party's employees, officers, directors or consultants.


       (h) The arbitrator's decision must be rendered within thirty (30) days after completion of the arbitration hearing.


       (i) A transcript may, at the option of the parties, be made. Either party may, at its expense, tape record or video tape the proceedings.


       (j) All applicable common law or statutory privileges such as attorney-client or attorney work product shall be applicable to the arbitration proceedings.


       (k) Either party may, at its option, use prepared testimony as long as the witness whose testimony is so presented is available to the other party for cross-examination.


       (l) Each party shall bear its own expenses for the arbitration and they shall each share equally in the expenses and fees of the arbitration panel.

                          ARTICLE 14.0    MISCELLANEOUS


14.1 Nothing in this License Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto without the express written approval of the other party.


14.2 Affymetrix makes no warranties as to the validity or scope of any of the Patent Rights, or that any manufacture, sale, use, or other disposition of the products licensed hereunder will be free from infringement of patents, utility models, and/or design patents of third parties.
       Nothing in this License Agreement shall be considered as conferring any warranty or representation as to the usefulness, marketability, or merchantability of any products sold within the scope of the licenses hereunder. Affymetrix and BCI agree to hold the other harmless from any personal injury or products liability claims made as a result of the sale of products licensed hereunder.


14.3 The Parties will retain the terms of this License Agreement in strict confidence, except as may be required by regulatory agencies or courts, and will then use all reasonable precautions to maintain the terms of this License Agreement confidential.


14.4 BCI and Affymetrix represents that they are familiar with the Export Administration Regulations comprising the compilation of official regulations and policies governing the export licensing of commodities and technical data promulgated by the United States Department of Commerce, Bureau of International Commerce, Office of Export Administration. Notwithstanding any other provisions of this License Agreement, and each assures the other that with respect to all information and licenses furnished by or under this License Agreement, that it will comply with such official regulations.


14.5 In the event that any provision of this License Agreement is held invalid or unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this License Agreement, and all provisions of this License Agreement shall be construed so as to preserve the enforceability hereof.


14.6 This License Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


14.7 This License Agreement has been drafted on the basis of mutual understanding after considerable negotiation and neither party shall be prejudiced as being the drafter thereof.

                ARTICLE 15.0   ENTIRE AGREEMENT, MODIFICATIONS, ETC.


       This instrument contains the entire and only agreement between the parties relative to the subject matter hereof and supersedes all previous negotiations, representations, undertakings and agreements both written and oral heretofore made between the parties as to the subject matter. Any representation, promise or condition in connection herewith not specifically incorporated herein shall not be binding upon either party.


       No modification, renewal, extension, waiver, cancellation or termination of this License Agreement or of any of the provisions herein contained shall be valid until and unless made in writing and signed on behalf of the respective parties by duly authorized officers thereof.


       IN WITNESS WHEREOF, the parties have respectively caused this License Agreement to be executed on the dates hereinafter indicated.



Beckman Coulter, Inc.                        Affymetrix, Inc.

By:                                          By:
  -----------------------------------          -----------------------------
Title:                                       Title:
     --------------------------------             --------------------------
Date:                                        Date:
    ---------------------------------            ---------------------------

                                     EXHIBIT A





The following companies and their subsidiaries and Affiliates:


              [        ](11)




(11) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.